Exhibit 99.1

July 29, 2026
FOR IMMEDIATE RELEASE
Investor Contact: Mark Warren (205) 298-3220
Media Contact: Jack Bonnikson (205) 298-3220

VULCAN REPORTS SECOND QUARTER 2026 RESULTS

Commercial Discipline and Cost Control Drive Continued Expansion
in Aggregates Unit Profitability

Execution in Aggregates Underpins Reaffirmed Full Year Earnings Outlook

Birmingham, Alabama – July 29, 2026 – Vulcan Materials Company (NYSE: VMC), the nation’s largest producer of construction aggregates, today announced results for the quarter ended June 30, 2026.

Ronnie Pruitt, Vulcan Materials’ Chief Executive Officer, said, “Commercial and operational execution drove solid results in the second quarter.  Our industry-leading aggregates cash gross profit per ton grew to over $12 per ton, despite significant energy inflation and disruptive weather.  These results demonstrate the resiliency of our uniquely advantaged pure-play aggregates business.

“Consistent with our aggregates growth strategy, during the second quarter we completed several portfolio enhancing actions.  The pipeline for strategic acquisitions remains active, and we have the financial strength and flexibility to capitalize on the most value-accretive opportunities.”

Financial Highlights Include:

	Second Quarter		Year-to-Date		Trailing-Twelve Months
Amounts in millions, except per unit data	2026	2025	2026	2025	2026	2025
Total revenues	$2,156	$2,102	$3,912	$3,737	$8,116	$7,595
Gross profit	$626	$625	$1,048	$991	$2,232	$2,093
Selling, Administrative and General (SAG)	$141	$144	$277	$283	$558	$550
As % of Total revenues	6.6%	6.9%	7.1%	7.6%	6.9%	7.2%
Net earnings attributable to Vulcan	$323	$321	$489	$450	$1,116	$951
Adjusted EBITDA	$654	$660	$1,101	$1,070	$2,354	$2,201
Adjusted EBITDA Margin	30.3%	31.4%	28.1%	28.6%	29.0%	29.0%
Earnings attributable to Vulcan from continuing operations per diluted share	$2.47	$2.43	$3.74	$3.41	$8.49	$7.21
Adjusted earnings attributable to Vulcan from continuing operations per diluted share	$2.59	$2.45	$3.93	$3.45	$8.49	$7.84
Aggregates segment
Shipments (tons)	59.9	59.3	109.9	107.0	229.6	218.7
Freight-adjusted sales price per ton	$22.97	$22.11	$22.89	$22.07	$22.38	$21.70
Gross profit per ton	$9.47	$9.44	$8.81	$8.57	$8.78	$8.70
Cash gross profit per ton	$12.02	$11.88	$11.53	$11.32	$11.42	$11.25

July 29, 2026
FOR IMMEDIATE RELEASE
Segment Results

Aggregates
Continued pricing discipline and operational execution drove gross profit growth despite energy headwinds and challenging weather-related operating conditions throughout the quarter.  Segment gross profit increased to $567 million ($9.47 per ton), and cash gross profit improved to $720 million ($12.02 per ton).

As compared to the prior year, second quarter aggregates shipments increased 1 percent and continued to benefit from healthy public construction activity and large projects.  Shipments in Texas and certain Southeastern markets were impacted by significant rainfall, particularly in May and June.

The pricing environment remains positive with widespread growth across the Company’s footprint.  Freight-adjusted selling prices increased 5 percent on a mix-adjusted basis (4 percent, or $0.86 per ton, on a reported basis) as compared to the prior year’s second quarter.  Freight-adjusted unit cash cost of sales increased 7 percent, or $0.72 per ton, over the prior year.  Excluding the impact of higher diesel fuel costs, cash cost of sales increased 3 percent, reflecting a continued focus on cost management and operating efficiencies.

Asphalt and Concrete
Non-aggregates segment gross profit in the second quarter was $58 million, and cash gross profit was $73 million.  Asphalt gross profit margin remained strong at 15 percent, despite lower shipments due to weather and higher liquid asphalt costs.  The prior year results included the Company’s Houston asphalt and construction business that was divested in the fourth quarter of 2025.  Second quarter concrete results included two months of the Company’s California ready-mixed concrete business.  The divestiture of these operations was completed in early June of 2026.

Selling, Administrative and General (SAG)

SAG expense in the quarter was $141 million, 2 percent lower than the prior year and 30 basis points lower as a percentage of revenue.  On a trailing-twelve months basis, SAG expense as a percent of total revenues was 6.9 percent and 30 basis points lower than the prior year.

Financial Position, Liquidity and Capital Allocation

Capital expenditures for maintenance and growth projects were $176 million in the second quarter, and the Company returned $318 million to shareholders through $250 million of common stock repurchases and $68 million of dividends.

In early June, the Company completed the previously announced divestiture of its ready-mixed concrete operations in California.  Additionally, the Company acquired a quarry in southern Colorado and a rail yard in Dallas-Fort Worth from Brannan Sand & Gravel.  These portfolio actions align with our aggregates-led growth strategy by expanding our reach into southern Colorado and strengthening our distribution network in Dallas-Fort Worth.

July 29, 2026
FOR IMMEDIATE RELEASE
On a trailing-twelve months basis, return on average invested capital improved 20 basis points over the prior year to 16.1 percent.  As of June 30, 2026, the ratio of total debt to trailing-twelve months Adjusted EBITDA was 1.9 times and below the Company’s target range of 2.0 to 2.5 times.  The Company remains well positioned for continued growth with a strong liquidity position and balance sheet profile.

Outlook

Regarding the Company’s outlook, Mr. Pruitt said, “Our aggregates business is executing well, and we reiterate our full-year outlook to deliver between $2.4 and $2.6 billion of Adjusted EBITDA.  The construction environment remains supportive of continued aggregates price growth, and large projects and public construction activity continue to support our expectation for volume growth in 2026.  As always, our focus remains on compounding aggregates unit profitability to drive earnings growth and strong cash generation for our shareholders.”

Conference Call

Vulcan will host a conference call at 9:00 a.m. CT on July 29, 2026.  A webcast will be available via the Company’s website at www.vulcanmaterials.com.  Investors and other interested parties may access the teleconference live by calling 800-420-1459, or 203-518-9861 if outside the U.S.  The conference ID is 5427524.  The conference call will be recorded and available for replay at the Company’s website approximately two hours after the call.

About Vulcan Materials Company

Vulcan Materials Company, a member of the S&P 500 Index with headquarters in Birmingham, Alabama, is the nation’s largest supplier of construction aggregates – primarily crushed stone, sand and gravel – and a major producer of aggregates-based construction materials, including asphalt and ready-mixed concrete.  For additional information about Vulcan, go to www.vulcanmaterials.com.

Non-GAAP Financial Measures

Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures, other than the reconciliation of Projected Adjusted EBITDA as included in Appendix 2 hereto. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

July 29, 2026
FOR IMMEDIATE RELEASE
FORWARD-LOOKING STATEMENT DISCLAIMER

This document contains forward-looking statements.  Statements that are not historical fact, including statements about Vulcan’s beliefs and expectations, are forward-looking statements.  Generally, these statements relate to future financial performance, results of operations, business plans or strategies, projected or anticipated revenues, expenses, earnings (including EBITDA and other measures), dividend policy, shipment volumes, pricing, levels of capital expenditures, intended cost reductions and cost savings, anticipated profit improvements and/or planned divestitures and asset sales.  These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may” or similar expressions elsewhere in this document.  These statements are subject to numerous risks, uncertainties, and assumptions, including but not limited to general business conditions, competitive factors, pricing, energy costs, and other risks and uncertainties discussed in the reports Vulcan periodically files with the SEC.

Forward-looking statements are not guarantees of future performance and actual results, developments, and business decisions may vary significantly from those expressed in or implied by the forward-looking statements.  The following risks related to Vulcan’s business, among others, could cause actual results to differ materially from those described in the forward-looking statements: general economic and business conditions; domestic and global political, economic or diplomatic developments, including the military conflict in the Middle East involving the United States, Israel and Iran; a pandemic, epidemic or other public health emergency; Vulcan’s dependence on the construction industry, which is subject to economic cycles; the timing and amount of federal, state and local funding for infrastructure; changes in the level of spending for private residential and private nonresidential construction; changes in Vulcan’s effective tax rate; the increasing reliance on information technology infrastructure, including the risks that the infrastructure does not work as intended, experiences technical difficulties or is subjected to cyber-attacks; the impact of the state of the global economy on Vulcan’s businesses and financial condition and access to capital markets; international business operations and relationships, including actions taken by the Mexican government with respect to Vulcan’s property and operations in that country; the highly competitive nature of the construction industry; the impact of future regulatory or legislative actions, including those relating to climate change, biodiversity, land use, wetlands, greenhouse gas emissions, the definition of minerals, tax policy and domestic and international trade; the outcome of pending legal proceedings; pricing of Vulcan’s products; weather and other natural phenomena, including the impact of climate change and availability of water; availability and cost of trucks, railcars, barges and ships as well as their licensed operators for transport of Vulcan’s materials; energy costs; costs of hydrocarbon-based raw materials; healthcare costs; labor relations, shortages and constraints; the amount of long-term debt and interest expense incurred by Vulcan; changes in interest rates; volatility in pension plan asset values and liabilities, which may require cash contributions to the pension plans; the impact of environmental cleanup costs and other liabilities relating to existing and/or divested businesses; Vulcan’s ability to secure and permit aggregates reserves in strategically located areas; Vulcan’s ability to identify, close and successfully integrate acquisitions; the effect of changes in tax laws, guidance and interpretations; significant downturn in the construction industry may result in the impairment of goodwill or long-lived assets; changes in technologies, which could disrupt the way Vulcan does business and how Vulcan’s products are distributed; the risks of open pit and underground mining; expectations relating to sustainability considerations; claims that our products do not meet regulatory requirements or contractual specifications; and other assumptions, risks and uncertainties detailed from time to time in the reports filed by Vulcan with the SEC.  All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.  Vulcan disclaims and does not undertake any obligation to update or revise any forward-looking statement in this document except as required by law.

Source: Vulcan Materials Company

Table A
Vulcan Materials Company
and Subsidiary Companies

(in millions, except per share data)
Consolidated Statements of Earnings	Three Months Ended June 30		Six Months Ended June 30
(Condensed and unaudited)	2026	2025	2026	2025
Total revenues	$2,155.8	$2,102.4	$3,911.7	$3,737.0
Cost of revenues	(1,530.3)	(1,477.2)	(2,863.5)	(2,746.5)
Gross profit	625.5	625.2	1,048.2	990.5
Selling, administrative and general expenses	(141.3)	(144.5)	(277.1)	(282.7)
Gain (loss) on sale of property, plant & equipment and businesses	(11.3)	1.2	(11.6)	8.6
Other operating expense, net	(17.4)	(10.9)	(38.6)	(19.0)
Operating earnings	455.5	471.0	720.9	697.4
Other nonoperating income (expense), net	3.7	2.4	5.1	(0.2)
Interest expense, net	(54.7)	(59.2)	(108.6)	(118.9)
Earnings from continuing operations before income taxes	404.5	414.2	617.4	578.3
Income tax expense	(81.4)	(91.3)	(127.2)	(125.0)
Earnings from continuing operations	323.1	322.9	490.2	453.3
Gain (loss) on discontinued operations, net of tax	1.2	(2.1)	0.1	(3.1)
Net earnings	324.3	320.8	490.3	450.2
(Earnings) loss attributable to noncontrolling interest	(0.9)	0.1	(1.4)	(0.4)
Net earnings attributable to Vulcan	$323.4	$320.9	$488.9	$449.8

Basic earnings (loss) per share attributable to Vulcan
Continuing operations	$2.48	$2.44	$3.75	$3.42
Discontinued operations	$0.01	$(0.01)	$0.00	$(0.02)
Net earnings	$2.49	$2.43	$3.75	$3.40

Diluted earnings (loss) per share attributable to Vulcan
Continuing operations	$2.47	$2.43	$3.74	$3.41
Discontinued operations	$0.01	$(0.01)	$0.00	$(0.03)
Net earnings	$2.48	$2.42	$3.74	$3.38

Weighted-average common shares outstanding
Basic	129.8	132.2	130.2	132.3
Assuming dilution	130.3	132.9	130.8	132.9
Effective tax rate from continuing operations	20.1%	22.0%	20.6%	21.6%

Table B
Vulcan Materials Company
and Subsidiary Companies

			(in millions)
Consolidated Balance Sheets	June 30	December 31	June 30
(Condensed and unaudited)	2026	2025	2025
Assets
Cash and cash equivalents	$194.2	$183.3	$347.4
Restricted cash	94.5	6.1	3.6
Accounts and notes receivable
Accounts and notes receivable, gross	1,111.0	898.2	1,092.2
Allowance for credit losses	(10.7)	(10.5)	(13.3)
Accounts and notes receivable, net	1,100.3	887.7	1,078.9
Inventories
Finished products	557.1	557.7	574.4
Raw materials	41.0	36.7	57.8
Products in process	7.0	5.4	10.9
Operating supplies and other	83.6	80.7	82.4
Inventories	688.7	680.5	725.5
Other current assets	86.3	101.8	88.1
Assets held for sale	0.0	708.5	0.0
Total current assets	2,164.0	2,567.9	2,243.5
Investments and long-term receivables	174.0	33.7	32.9
Property, plant & equipment
Property, plant & equipment, cost	14,671.9	14,504.7	14,558.8
Allowances for depreciation, depletion & amortization	(6,500.1)	(6,356.1)	(6,222.0)
Property, plant & equipment, net	8,171.8	8,148.6	8,336.8
Operating lease right-of-use assets, net	523.4	521.5	546.1
Goodwill	3,780.9	3,780.9	3,831.8
Other intangible assets, net	1,438.5	1,489.0	1,831.6
Other noncurrent assets	189.4	158.8	152.0
Total assets	$16,442.0	$16,700.4	$16,974.7
Liabilities
Current maturities of long-term debt	400.0	0.4	0.5
Short-term debt	0.0	0.0	550.0
Trade payables and accruals	382.3	438.5	383.5
Other current liabilities	449.0	487.9	407.9
Liabilities held for sale	0.0	29.3	0.0
Total current liabilities	1,231.3	956.1	1,341.9
Long-term debt	3,964.3	4,361.7	4,359.2
Deferred income taxes, net	1,290.5	1,358.3	1,323.6
Deferred revenue	127.0	130.6	134.3
Noncurrent operating lease liabilities	521.2	522.6	536.1
Other noncurrent liabilities	819.1	822.2	849.9
Total liabilities	$7,953.4	$8,151.5	$8,545.0
Equity
Common stock, $1 par value	129.4	130.6	132.0
Capital in excess of par value	2,916.1	2,930.0	2,904.5
Retained earnings	5,541.9	5,590.1	5,494.9
Accumulated other comprehensive loss	(122.7)	(125.6)	(124.5)
Total shareholder’s equity	8,464.7	8,525.1	8,406.9
Noncontrolling interest	23.9	23.8	22.8
Total equity	$8,488.6	$8,548.9	$8,429.7
Total liabilities and equity	$16,442.0	$16,700.4	$16,974.7

Table C
Vulcan Materials Company
and Subsidiary Companies

		(in millions)
Consolidated Statements of Cash Flows	Six Months Ended June 30
(Condensed and unaudited)	2026	2025

Operating Activities
Net earnings	$490.3	$450.2
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation, depletion, accretion and amortization	347.8	371.8
Noncash operating lease expense	26.9	26.7
Net (gain) loss on sale of property, plant & equipment and businesses	11.6	(8.6)
Contributions to pension plans	(4.2)	(3.4)
Share-based compensation expense	24.7	33.0
Deferred income taxes, net	(68.2)	(11.3)
Changes in assets and liabilities before initial effects of business acquisitions and dispositions	(254.1)	(273.0)
Other, net	9.8	7.8
Net cash provided by operating activities	$584.6	$593.2

Investing Activities
Purchases of property, plant & equipment	(370.4)	(270.9)
Proceeds from sale of property, plant & equipment	18.1	19.2
Proceeds from sale of businesses	572.1	19.0
Payment for businesses acquired, net of acquired cash and adjustments	(75.0)	(5.2)
Other, net	0.0	1.0
Net cash provided by (used for) investing activities	$144.8	$(236.9)

Financing Activities
Payment of short-term debt and other financing obligations	(50.0)	0.0
Payment of current maturities and long-term debt	(0.3)	(400.4)
Payment of finance leases	(4.9)	(5.8)
Purchases of common stock	(399.8)	(38.1)
Dividends paid	(135.4)	(130.7)
Share-based compensation, shares withheld for taxes	(38.3)	(29.3)
Distribution to noncontrolling interest	(1.4)	(1.5)
Other, net	0.0	(0.3)
Net cash used for financing activities	$(630.1)	$(606.1)
Net increase (decrease) in cash and cash equivalents and restricted cash	99.3	(249.8)
Cash and cash equivalents and restricted cash at beginning of year	189.4	600.8
Cash and cash equivalents and restricted cash at end of period	$288.7	$351.0

Table D
Segment Financial Data and Unit Shipments

(in millions, except per unit data)
	Three Months Ended June 30		Six Months Ended June 30

	2026	2025	2026	2025

Total Revenues
Aggregates [1]	$1,763.0	$1,649.6	$3,213.5	$2,985.4
Asphalt [2]	330.0	368.9	545.8	577.6
Concrete	186.8	220.6	374.3	397.7
Segment sales	$2,279.8	$2,239.1	$4,133.6	$3,960.7
Aggregates intersegment sales	(124.0)	(136.7)	(221.9)	(223.7)
Total	$2,155.8	$2,102.4	$3,911.7	$3,737.0

Gross Profit
Aggregates	$567.3	$559.5	$967.7	$916.9
Asphalt	49.8	57.2	62.0	62.0
Concrete	8.4	8.5	18.5	11.6
Total	$625.5	$625.2	$1,048.2	$990.5

Depreciation, Depletion, Accretion and Amortization
Aggregates	$152.8	$144.3	$298.6	$294.7
Asphalt	11.2	14.0	22.4	26.0
Concrete	3.9	19.0	8.0	34.5
Other	9.6	8.2	18.8	16.6
Total	$177.5	$185.5	$347.8	$371.8

Average Unit Sales Price and Unit Shipments
Aggregates
Freight-adjusted revenues [3]	$1,376.4	$1,310.1	$2,515.4	$2,362.1
Aggregates - tons	59.9	59.3	109.9	107.0
Freight-adjusted sales price [4]	$22.97	$22.11	$22.89	$22.07
Other Products
Asphalt Mix - tons	3.4	3.9	5.7	6.1
Asphalt Mix - sales price [5]	$85.74	$81.29	$84.92	$81.30

Ready-mixed concrete - cubic yards	1.0	1.2	2.0	2.1
Ready-mixed concrete - sales price [5]	$189.94	$186.60	$190.20	$187.83

[1]
Includes product sales (crushed stone, sand and gravel, sand, and other aggregates), as well as freight & delivery costs that we pass along to our customers, and service revenues related to aggregates.

[2]	Includes product sales, as well as service revenues from our asphalt construction paving business.
[3]
Freight-adjusted revenues are Aggregates segment sales excluding freight & delivery revenues and other revenues related to services, such as landfill tipping fees, that are derived from our aggregates business.

[4]	Freight-adjusted sales price is calculated as freight-adjusted revenues divided by aggregates unit shipments.
[5]	Sales price is calculated by dividing revenues generated from the shipment of product (excluding service revenues generated by the segments) by total units of the product shipped.

Appendix 1
Reconciliation of Non-GAAP Measures
Aggregates segment freight-adjusted revenues is not a Generally Accepted Accounting Principle (GAAP) measure and should not be considered as an alternative to metrics defined by GAAP. We present this metric as it is consistent with the basis by which we review our operating results. We believe that this presentation is consistent with our competitors and meaningful to our investors as it excludes revenues associated with freight & delivery, which are pass-through activities. It also excludes other revenues related to services, such as landfill tipping fees, that are derived from our aggregates business. Additionally, we use this metric as the basis for calculating the average sales price of our aggregates products. Reconciliation of this metric to its nearest GAAP measure is presented below:

Aggregates Segment Freight-Adjusted Revenues
(in millions, except per unit data)
	Three Months Ended June 30		Six Months Ended June 30		Trailing-Twelve Months Ended June 30

	2026	2025	2026	2025	2026	2025
Aggregates segment
Segment sales	$1,763.0	$1,649.6	$3,213.5	$2,985.4	$6,525.2	$6,030.1
Freight & delivery revenues [1]	(360.4)	(310.9)	(648.6)	(575.2)	(1,288.6)	(1,193.3)
Other revenues	(26.2)	(28.6)	(49.5)	(48.1)	(97.9)	(92.6)
Freight-adjusted revenues	$1,376.4	$1,310.1	$2,515.4	$2,362.1	$5,138.7	$4,744.3
Unit shipments - tons	59.9	59.3	109.9	107.0	229.6	218.7
Freight-adjusted sales price	$22.97	$22.11	$22.89	$22.07	$22.38	$21.70
[1]	At the segment level, freight & delivery revenues include intersegment freight & delivery (which are eliminated at the consolidated level) and freight to remote distribution sites.

GAAP does not define “cash gross profit,” and it should not be considered as an alternative to earnings measures defined by GAAP. We and the investment community use this metric to assess the operating performance of our business. Additionally, we present this metric as we believe that it closely correlates to long-term shareholder value. Cash gross profit adds back noncash charges for depreciation, depletion, accretion and amortization to gross profit. Segment cash gross profit per unit is computed by dividing segment cash gross profit by units shipped. Segment cash cost of sales per unit is computed by subtracting segment cash gross profit per unit from segment freight-adjusted sales price. Reconciliation of these metrics to their nearest GAAP measures are presented below:

Cash Gross Profit
(in millions, except per unit data)
	Three Months Ended June 30		Six Months Ended June 30		Trailing-Twelve Months Ended June 30

	2026	2025	2026	2025	2026	2025
Aggregates segment
Gross profit	$567.3	$559.5	$967.7	$916.9	$2,015.5	$1,901.8
Depreciation, depletion, accretion and amortization	152.8	144.3	298.6	294.7	607.5	558.9
Cash gross profit	$720.1	$703.8	$1,266.3	$1,211.6	$2,623.1	$2,460.7
Unit shipments - tons	59.9	59.3	109.9	107.0	229.6	218.7
Gross profit per ton	$9.47	$9.44	$8.81	$8.57	$8.78	$8.70
Freight-adjusted sales price	$22.97	$22.11	$22.89	$22.07	$22.38	$21.70
Cash gross profit per ton	12.02	11.88	11.53	11.32	11.42	11.25
Freight-adjusted cash cost of sales per ton	$10.95	$10.23	$11.36	$10.75	$10.96	$10.45
Asphalt segment
Gross profit	$49.8	$57.2	$62.0	$62.0	$174.0	$168.3
Depreciation, depletion, accretion and amortization	11.2	14.0	22.4	26.0	46.1	50.4
Cash gross profit	$61.0	$71.2	$84.4	$88.0	$220.1	$218.7
Concrete segment
Gross profit	$8.4	$8.5	$18.5	$11.6	$42.8	$22.9
Depreciation, depletion, accretion and amortization	3.9	19.0	8.0	34.5	35.5	55.7
Cash gross profit	$12.3	$27.5	$26.5	$46.1	$78.3	$78.6

Appendix 2
Reconciliation of Non-GAAP Measures (Continued)

GAAP does not define “Earnings Before Interest, Taxes, Depreciation and Amortization” (EBITDA), and it should not be considered as an alternative to earnings measures defined by GAAP. We use this metric to assess the operating performance of our business and as a basis for strategic planning and forecasting as we believe that it closely correlates to long-term shareholder value. We do not use this metric as a measure to allocate resources. We adjust EBITDA for certain items to provide a more consistent comparison of earnings performance from period to period. Reconciliation of this metric to its nearest GAAP measure is presented below (numbers may not foot due to rounding):

EBITDA and Adjusted EBITDA
(in millions)
	Three Months Ended June 30		Six Months Ended June 30		Trailing-Twelve Months Ended June 30

	2026	2025	2026	2025	2026	2025
Net earnings attributable to Vulcan	$323.4	$320.9	$488.9	$449.8	$1,115.7	$951.2
Income tax expense, including discontinued operations	81.8	90.6	127.3	124.0	309.2	250.7
Interest expense, net	54.7	59.2	108.6	118.9	216.1	209.9
Depreciation, depletion, accretion and amortization	177.5	185.5	347.8	371.8	724.4	696.3
EBITDA	$637.5	$656.1	$1,072.6	$1,064.5	$2,365.4	$2,108.0
(Gain) loss on discontinued operations	$(1.7)	$2.8	$(0.3)	$4.1	$1.7	$9.3
(Gain) loss on sale of real estate and businesses, net	13.2	0.0	13.2	0.0	(29.2)	(36.7)
Loss on impairments	0.0	0.0	0.0	0.0	0.0	86.6
Charges associated with divested operations	4.5	0.0	6.5	0.0	7.1	16.7
Acquisition related charges [1]	0.5	0.6	0.5	1.8	0.7	17.1
CEO transition and reorganization charges[2]	0.0	0.0	8.6	0.0	8.6	0.0
Adjusted EBITDA	$654.0	$659.5	$1,101.1	$1,070.4	$2,354.3	$2,201.1
Total revenues	$2,155.8	$2,102.4	$3,911.7	$3,737.0	$8,115.7	$7,594.6
Adjusted EBITDA margin	30.3%	31.4%	28.1%	28.6%	29.0%	29.0%

[1]	Represents charges associated with acquisitions requiring clearance under federal antitrust laws.
[2]	Represents employee termination and other discrete charges directly related to organizational changes resulting from the appointment of Ronnie Pruitt as CEO, effective January 1, 2026.

Similar to our presentation of Adjusted EBITDA, we present Adjusted Diluted Earnings Per Share (EPS) attributable to Vulcan from continuing operations to provide a more consistent comparison of earnings performance from period to period. This metric is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP. Reconciliation of this metric to its nearest GAAP measure is presented below:

Adjusted Diluted EPS Attributable to Vulcan from Continuing Operations (Adjusted Diluted EPS)

	Three Months Ended June 30		Six Months Ended June 30		Trailing-Twelve Months Ended June 30

	2026	2025	2026	2025	2026	2025
Net earnings attributable to Vulcan	$2.48	$2.42	$3.74	$3.38	$8.48	$7.15
Items included in Adjusted EBITDA above, net of tax	0.10	0.02	0.16	0.04	(0.06)	0.67
NOL carryforward valuation allowance	0.01	0.01	0.03	0.03	0.07	0.02
Adjusted diluted EPS attributable to Vulcan from continuing operations	$2.59	$2.45	$3.93	$3.45	$8.49	$7.84

Projected Adjusted EBITDA is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP. Reconciliation of this metric to its nearest GAAP measure is presented below:

2026 Projected Adjusted EBITDA
(in millions)
Mid-point
Net earnings attributable to Vulcan	$1,215
Income tax expense, including discontinued operations	340
Interest expense, net	215
Depreciation, depletion, accretion and amortization	700
Projected EBITDA	$2,470
Items included in Adjusted EBITDA	$30
Projected Adjusted EBITDA	$2,500

Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures, other than the reconciliation of Projected Adjusted EBITDA as noted above. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Appendix 3
Reconciliation of Non-GAAP Measures (Continued)

Net debt to Adjusted EBITDA is not a GAAP measure and should not be considered as an alternative to metrics defined by GAAP. We, the investment community and credit rating agencies use this metric to assess our leverage. Net debt subtracts cash and cash equivalents and restricted cash from total debt. Reconciliation of this metric to its nearest GAAP measure is presented below:

Net Debt to Adjusted EBITDA
(in millions)
	June 30
	2026		2025
Debt
Current maturities of long-term debt	$400.0		$0.5
Short-term debt	0.0		550.0
Long-term debt	3,964.3		4,359.2
Total debt	$4,364.3		$4,909.7
Cash and cash equivalents and restricted cash	(288.7)		(351.0)
Net debt	$4,075.6		$4,558.7
Trailing-Twelve Months (TTM) Adjusted EBITDA	$2,354.3		$2,201.1
Total debt to TTM Adjusted EBITDA	1.9	x	2.2	x
Net debt to TTM Adjusted EBITDA	1.7	x	2.1	x

We define “Return on Invested Capital” (ROIC) as Adjusted EBITDA for the trailing-twelve months divided by average invested capital (as illustrated below) during the trailing 5-quarters. Our calculation of ROIC is considered a non-GAAP financial measure because we calculate ROIC using the non-GAAP metric EBITDA. We believe that our ROIC metric is meaningful because it helps investors assess how effectively we are deploying our assets. Although ROIC is a standard financial metric, numerous methods exist for calculating a company’s ROIC. As a result, the method we use to calculate our ROIC may differ from the methods used by other companies. This metric is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP. Reconciliation of this metric to its nearest GAAP measure is presented below (numbers may not foot due to rounding):

Return on Invested Capital
(dollars in millions)
	Trailing-Twelve Months Ended June 30
	2026	2025
Adjusted EBITDA	$2,354.3	$2,201.1
Average invested capital
Property, plant & equipment, net	$8,344.9	$7,600.8
Goodwill	3,802.8	3,684.3
Other intangible assets	1,565.8	1,591.5
Fixed and intangible assets	$13,713.5	$12,876.6
Current assets	$2,069.4	$2,124.9
Cash and cash equivalents	(233.6)	(338.1)
Current tax	(27.1)	(41.7)
Adjusted current assets	1,808.7	1,745.1
Current liabilities	(1,093.0)	(989.8)
Current maturities of long-term debt	80.3	80.5
Short-term debt	149.4	129.0
Adjusted current liabilities	(863.3)	(780.3)
Adjusted net working capital	$945.4	$964.8
Average invested capital	$14,658.9	$13,841.4
Return on invested capital	16.1%	15.9%